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                                     EXHIBIT

                                      23.1


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                         INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in (i) the Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form SB-2, File No. 33-61798, (ii) the Registration Statement on Form S-3, File No. 33-83186, (iii) the Registration Statement on Form S-8, File No. 33-86080, (iv) the Registration Statement on Form S-3, File No. 33-80019, (v) the Registration Statement on Form S-3, File No. 333-29635, (vi) the Registration Statement on Form S-3, File No. 333-51853; and (vii) the Registration Statement on Form S-3, File No. 333-63235 of our report dated April 1, 1999 except for Note 4, as to which the date is April 12, 1999, on the consolidated financial statements of Unapix Entertainment, Inc. and subsidiaries included in its Annual Report on Form 10-KSB for the year ended December 31, 1998.


/s/ Richard A. Eisner & Company, LLP

New York, New York
April 14, 1999